Exhibit 99.1

Contact:	Kenneth R. Meyers, Executive Vice President, Finance, U.S. Cellular
(773) 399-8900 kmeyers@uscellular.com

Mark A. Steinkrauss, Vice President, Corporate Relations, TDS
(312) 592-5384 mark.steinkrauss@teldta.com

FOR RELEASE: IMMEDIATE

U.S. CELLULAR REPORTS SECOND QUARTER 2006 RESULTS

CHICAGO — Oct. 10, 2006 - United States Cellular Corporation [AMEX:USM] reported service revenues of $791.3 million for the second quarter of 2006, up 14 percent from $691.7 million, as restated, for the comparable period one year ago. The company recorded operating income of $79.6 million during the quarter, up 19 percent compared to $66.9 million for the second quarter of 2005, as restated. Net income and diluted earnings per share were $51.1 million and $0.58, respectively, compared to net income and diluted earnings per share of $38.1 million and $0.44, respectively, as restated, for the comparable period one year ago.

Second Quarter Highlights

•                  The total number of U.S. Cellular customers increased 9 percent year over year to 5,704,000. The number of retail customers increased 9 percent to 5,099,000.

•                  U.S. Cellular’s average monthly revenue per customer increased 4.5 percent to $46.52.

•                  U.S. Cellular recorded a postpay churn rate of 1.5 percent.

“Outstanding customer service remains at the heart of U.S. Cellular’s business strategy,” said John E. Rooney, U.S. Cellular’s president and chief executive officer. “This intense focus on customer satisfaction drove improved profitability, with services revenues up 14 percent, operating income up 19 percent and net income up 34 percent, compared to the second quarter of 2005. U.S. Cellular will continue to focus on profitable growth in its existing markets and does not plan to launch any significant new markets during the remainder of 2006 or 2007.”

“As part of our commitment to outstanding service, we invest heavily in our high-quality network that customers can rely on 24 hours per day, 365 days per year,” continued Rooney. “Over the past twelve months, we increased our number of cell sites by 549 or 11 percent, while still controlling network costs—system operations expense rose by only 2 percent, year over year.”

Rooney concluded, “Our customers recognize and appreciate our commitment to outstanding service, particularly our postpay customers who benefit the most. This was amply demonstrated by the 1.5 percent postpay churn rate for the quarter and first half of the year.”

“With the filing of our second quarter Form 10-Q later today, we will be current with our SEC filings and compliant with American Stock Exchange listing standards,” said Kenneth R. Meyers, U.S. Cellular’s executive vice president of finance and chief financial officer. “The delay in our filings was unfortunate, but it was necessary to ensure the accuracy, completeness and transparency of our financial reporting. We remain committed to these goals.”

U.S. Cellular updated its 2006 guidance as of Oct. 10, 2006 and it is as follows. There can be no assurance that final results will not differ materially from this guidance.

Net Retail Customer Additions	330,000 — 360,000
Service Revenues	Approx. $3.2 billion
Operating Income	$275 — 325 million
Depreciation, Amortization & Accretion	Approx. $575 million
Capital Expenditures	$580 - $610 million

Certain financial and statistical information will be posted to the U.S. Cellular web site, together with reconciliations to generally accepted accounting principles (GAAP) of certain non-GAAP disclosures. Investors may access this additional information on the Investor Relations section of the U.S. Cellular web site.

About U.S. Cellular

As of June 30, 2006, U.S. Cellular Corporation, the nation’s sixth-largest wireless service carrier, provided wireless service to 5.7 million customers in 26 states. The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support, and a high-quality network.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to: The ability of the company to successfully manage and grow the operations of the Chicago MTA and newly launched markets; changes in competition in the markets in which the company operates; changes in the overall economy; changes due to industry consolidation; advances in telecommunications technology; changes in the telecommunications regulatory environment; changes in the value of assets; changes in the value of investments, including variable prepaid forward contracts; an adverse change in the ratings afforded our debt securities by accredited ratings organizations; possible future restatements; pending and future litigation; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates, average monthly revenue per unit, churn rates, roaming rates and the mix of products and services offered in the company’s markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about U.S. Cellular, visit: www.uscellular.com.

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UNITED STATES CELLULAR CORPORATION
SUMMARY OPERATING DATA

Quarter Ended	6/30/2006	3/31/2006	12/31/2005	9/30/2005	6/30/2005

Consolidated Markets:
Total population (000s) (1)	55,543	55,164	45,244	44,690	44,690
All customers -
Customer units	5,704,000	5,633,000	5,482,000	5,303,000	5,227,000
Gross customer unit activations	347,000	434,000	419,000	355,000	340,000
Net customer unit activations	48,000	151,000	125,000	76,000	94,000
Market penetration (1)	10.27%	10.21%	12.12%	11.87%	11.70%
Retail customers -
Customer units	5,099,000	5,029,000	4,927,000	4,765,000	4,688,000
Gross customer unit activations	332,000	380,000	392,000	346,000	317,000
Net customer unit activations	50,000	122,000	130,000	77,000	81,000

Cell sites in service	5,583	5,438	5,428	5,149	5,034
Average monthly revenue per unit (2)	$46.52	$46.22	$45.94	$46.19	$44.52
Retail service revenue per unit (2)	$40.82	$40.75	$40.19	$40.25	$39.40
Inbound roaming revenue per unit (2)	$2.28	$2.12	$2.31	$2.70	$2.27
Long-distance/other revenue per unit (2)	$3.42	$3.35	$3.44	$3.24	$2.85
Minutes of use (MOU) (3)	719	658	648	639	627
Postpay churn rate per month (4)	1.5%	1.5%	1.6%	1.5%	1.4%
Marketing cost per gross customer unit addition (5)	$503	$412	$498	$491	$461
Construction Expenditures (000s)	$153,400	$119,800	$201,700	$128,300	$143,800

(1)             Market penetration is calculated using 2005 Claritas population estimates for all periods of 2006 and 2004 Claritas estimates for all periods of 2005. “Total population” represents the total population of each of U.S. Cellular’s consolidated markets, regardless of whether the market has begun marketing operations. The 6/30/06 and 3/31/06 total population count includes the markets acquired in January 2006 by Carroll Wireless, L.P., a consolidated U.S. Cellular subsidiary, representing the licensed areas for which Carroll Wireless L.P. was the winning bidder in the Federal Communications Commission’s Auction 58 that concluded in February 2005. The 6/30/06, 3/31/06 and 12/31/05 total population counts include the the population of the 15 markets acquired from ALLTEL in December 2005, and exclude the population of the two markets transferred to ALLTEL in the same transaction. The population of markets in which U.S. Cellular has deferred the transfer of licenses from AT&T Wireless (now Cingular Wireless) are not included in the total population counts for any period.

(2)             Per unit revenue measurements are derived from Service Revenues as reported in Financial Highlights for each respective quarter as follows:

Service Revenues per Financial Highlights	$791,272	$770,082	$738,682	$729,504	$691,746
Components:
Retail service revenue during quarter	$694,279	$678,970	$646,178	$635,610	$612,159
Inbound roaming revenue during quarter	$38,745	$35,344	$37,184	$42,654	$35,313
Long-distance/other revenue during quarter	$58,248	$55,768	$55,320	$51,240	$44,274

Divided by average customers during quarter (000s)	5,670	5,554	5,360	5,264	5,179
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit	$46.52	$46.22	$45.94	$46.19	$44.52
Retail service revenue per unit	$40.82	$40.75	$40.19	$40.25	$39.40
Inbound roaming revenue per unit	$2.28	$2.12	$2.31	$2.70	$2.27
Long-distance/other revenue per unit	$3.42	$3.35	$3.44	$3.24	$2.85

(3)             Average monthly local minutes of use per customer (without roaming).

(4)             Postpay churn rate per month is calculated by dividing the average monthly postpay customer disconnects during the quarter by the average postpay customer base for the quarter.

(5)             This measurement is not calculable using information from the financial statements as reported. The details of this calculation and a reconciliation to line items reported in Financial Highlights for each respective quarter are shown on U.S. Cellular’s web site, along with additional information related to U.S. Cellular’s second quarter results, at www.uscellular.com.

UNITED STATES CELLULAR CORPORATION
FINANCIAL HIGHLIGHTS
Three Months Ended June 30,
(Unaudited, dollars in thousands, except per share amounts)

		2005	Increase (Decrease)
	2006	(as restated)	Amount	Percent
Operating Revenues
Service	$791,272	$691,746	$99,526	14.4%
Equipment sales	54,432	50,219	4,213	8.4%
Total Operating Revenues	845,704	741,965	103,739	14.0%
Operating Expenses
System operations (excluding depreciation shown below)	150,555	147,238	3,317	2.3%
Cost of equipment sold	133,416	116,811	16,605	14.2%
Selling, general and administrative	342,162	284,209	57,953	20.4%
Depreciation, amortization and accretion	140,018	126,784	13,234	10.4%
Total Operating Expenses	766,151	675,042	91,109	13.5%

Operating Income	79,553	66,923	12,630	18.9%

Investment and Other Income (Expense)
Equity in earnings of unconsolidated entities	21,957	17,825	4,132	23.2%
Interest and dividend income	9,807	4,347	5,460	125.6%
Interest (expense)	(23,007)	(21,444)	(1,563)	(7.3%)
Other (expense)	(140)	(71)	(69)	97.2%
	8,617	657	7,960	N/M
Income Before Income Taxes and Minority Interest	88,170	67,580	20,590	30.5%
Income tax expense	34,301	27,040	7,261	26.9%
Income Before Minority Interest	53,869	40,540	13,329	32.9%
Minority share of income	(2,783)	(2,463)	(320)	(13.0%)
Net Income	$51,086	$38,077	$13,009	34.2%

Basic Weighted Average Common Shares Outstanding (000s)	87,281	86,708	573	N/M
Basic Earnings Per Share	$0.59	$0.44	$0.15	34.1%

Diluted Weighted Average Common Shares Outstanding (000s)	88,083	87,375	708	N/M
Diluted Earnings Per Share	$0.58	$0.44	$0.14	31.8%

UNITED STATES CELLULAR CORPORATION
FINANCIAL HIGHLIGHTS
Six Months Ended June 30,
(Unaudited, dollars in thousands, except per share amounts)

		2005	Increase (Decrease)
	2006	(As Restated)	Amount	Percent
Operating Revenues
Service	$1,561,354	$1,363,385	$197,969	14.5%
Equipment sales	121,586	89,651	31,935	35.6%
Total Operating Revenues	1,682,940	1,453,036	229,904	15.8%
Operating Expenses
System operations (excluding depreciation shown below)	305,410	285,709	19,701	6.9%
Cost of equipment sold	276,732	244,059	32,673	13.4%
Selling, general and administrative	667,780	562,539	105,241	18.7%
Depreciation, amortization and accretion	281,744	254,277	27,467	10.8%
Total Operating Expenses	1,531,666	1,346,584	185,082	13.7%

Operating Income	151,274	106,452	44,822	42.1%

Investment and Other Income (Expense)
Equity in earnings of unconsolidated entities	41,440	32,265	9,175	28.4%
Interest and dividend income	10,395	6,372	4,023	63.1%
Interest (expense)	(46,215)	(42,182)	(4,033)	9.6%
Gain (loss) on investments	—	551	(551)	(100.0%)
Other income	62	155	(93)	(60.0%)
	5,682	(2,839)	8,521	N/M
Income Before Income Taxes and Minority Interest	156,956	103,613	53,343	51.5%
Income tax expense	61,950	40,974	20,976	51.2%
Income Before Minority Interest	95,006	62,639	32,367	51.7%
Minority share of income	(6,428)	(4,997)	(1,431)	28.6%
Net Income	$88,578	$57,642	$30,936	53.7%

Basic Weighted Average Common Shares Outstanding (000s)	87,247	86,558	689	N/M
Basic Earnings Per Share	$1.02	$0.67	$0.35	52.2%

Diluted Weighted Average Common Shares Outstanding (000s)	87,994	87,257	737	N/M
Diluted Earnings Per Share	$1.01	$0.66	$0.35	53.0%

N/M - Percentage change not meaningful

UNITED STATES CELLULAR CORPORATION

CONSOLIDATED BALANCE SHEET HIGHLIGHTS

(Unaudited, dollars in thousands)

ASSETS

	June 30,	December 31,
	2006	2005
Current Assets
Cash and cash equivalents	$21,969	$29,003
Marketable equity securities	218,226	—
Accounts receivable from customers and other	396,787	367,510
Inventory	82,239	92,748
Prepaid expenses	43,082	31,026
Deferred income tax asset	—	8,218
Other current assets	21,418	15,145
	783,721	543,650

Investments
Licenses	1,367,569	1,362,263
Goodwill	475,925	471,617
Customer lists	45,117	49,318
Marketable equity securities	4,076	225,387
Investments in unconsolidated entities	174,896	170,337
Notes and interest receivable—long-term	4,847	4,707
	2,072,430	2,283,629

Property, Plant and Equipment
In service and under construction	4,901,700	4,653,292
Less accumulated depreciation	2,311,957	2,076,528
	2,589,743	2,576,764

Other Assets and Deferred Charges	30,125	29,985

Total Assets	$5,476,019	$5,434,028

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities
Current portion of Long-term Debt	$159,856	$—
Derivative Liability	21,925	—
Notes payable	105,000	135,000
Accounts payable
Affiliates	10,881	7,239
Trade	261,827	298,397
Customer deposits and deferred revenues	109,294	106,180
Accrued taxes	49,663	38,627
Accrued compensation	35,757	42,865
Deferred Taxes	43,015	—
Other current liabilities	39,410	25,952
	836,628	654,260

Long-term Debt	1,001,612	1,161,241

Deferred Liabilities and Credits	752,676	821,345

Minority Interest	41,650	46,442

Common Shareholders’ Equity
Common Shares, par value $1 per share	55,046	55,046
Series A Common Shares, par value $1 per share	33,006	33,006
Additional paid-in capital	1,284,093	1,286,964
Treasury Shares	(40,594)	(47,088)
Accumulated other comprehensive income	25,457	24,944
Retained earnings	1,486,445	1,397,868
	2,843,453	2,750,740

Total Liabilities and Shareholders’ Equity	$5,476,019	$5,434,028